                                                                  Exhibit 99.1

                                           Contact: James P. Kelly
                                                    Director, Investor Relations
                                                    (617) 342-6244

FOR IMMEDIATE RELEASE

                 CABOT ANNOUNCES THIRD QUARTER OPERATING RESULTS
 EPS ($0.07) VERSUS $0.28 IN PRIOR YEAR, INCLUDING $0.49 OF CERTAIN CHARGES AND
                     DISCONTINUED OPERATIONS, VERSUS $0.06

BOSTON, MA (July 23, 2003) - Cabot Corporation (CBT/NYSE) today announced a loss of $5 million, or ($0.07) per diluted common share, for the third quarter ended June 30, 2003, compared with a profit of $19 million, or $0.28 per diluted common share for the year ago quarter. These results contained $46 million, or $0.49 per diluted common share, of certain charges and income from discontinued operations for the quarter, compared to $6 million, or $0.06 per diluted common share, for the year ago quarter. Cabot reported segment profit of $43 million for the quarter, compared with $36 million for the same quarter of fiscal year 2002.

      Kennett F. Burnes, Cabot Chairman and CEO, said, "Despite the improvement in segment profit from last year's third quarter, this was a difficult quarter for us. The weak economic environment continued to impact our businesses, which are also being hurt by rising oil and natural gas prices. As anticipated, our volumes decreased sequentially in our tantalum business due to the timing of shipments of contracted intermediate and finished products."


                                     -more-                                  1/6

      For the quarter ended June 30, 2003, operating profit for the Chemical Businesses increased year over year by $3 million, from $27 million in the third quarter of fiscal year 2002 to $30 million in the third quarter of fiscal year 2003. Sequentially, operating profit increased by $7 million from $23 million in the prior quarter. The year over year comparison benefited from favorable exchange impacts which more than offset a decline in volumes of 4% as well as lower margins. Sequentially, volumes improved by 2%, although product mix was unfavorable. Due to the weakening of the U.S. dollar, the translation of foreign operating earnings provided a benefit during the quarter of $12 million year over year and $1 million sequentially.

      Within the Chemical Businesses segment, carbon black's operating profit was the same as the prior year's quarter and $6 million higher than the second fiscal quarter of 2003. Carbon black volumes decreased by 4% year over year but increased by 2% sequentially, with continued strength in the Asia Pacific region. In the third quarter, Cabot's fumed metal oxides business reported operating profit that was $5 million higher than the same quarter last year and $2 million higher than the second quarter of 2003. This business experienced 1% lower volumes compared to the same quarter of fiscal 2002 and 2% higher volumes compared to the second quarter of fiscal 2003. The inkjet colorants business continues to perform extremely well, with volumes increasing by 42% compared to the prior year quarter and by 23% sequentially. The transition of the business to its new manufacturing plant is progressing well despite adding temporarily to costs while the business consolidates its operations. Looking forward, given the continued economic weakness in North America and Europe and the recent rise in oil and natural gas prices, the Company is concerned about the outlook for the Chemical Businesses segment


                                     -more-                                  2/6
due to volume pressure and the challenge of maintaining margins in the non-contracted portion of the business.

      Cabot Supermetals' third quarter operating profit increased by $4 million, from $10 million in 2002 to $14 million in 2003, but decreased by $23 million from the second quarter. Volumes were higher than the year ago quarter by 78% due to a combination of contracted tantalum powder, wire and intermediate product sales and some improvement in Asia Pacific volumes. Average selling prices declined compared to the prior year due to the re-negotiation of certain customer contracts during calendar year 2002, resulting in lower prices but extended contract terms. Volumes decreased sequentially from the second quarter of 2003 by 12% due to decreases in shipments of intermediate materials and the timing of shipments of contracted finished products.

      In the third quarter of fiscal 2003, Cabot Specialty Fluids (CSF) reported a $1 million operating loss, which was equal to the third quarter of 2002 and $1 million better than the second quarter of 2003. Business activity remained low during the quarter.

            During the quarter, the Company recorded certain charges from continuing operations and income from discontinued operations of $46 million. Certain charges from continuing operations included $14 million related to the acquisition of Superior Micropowders, which is included in R&D expense, and $17 million of restructuring costs incurred in Europe, of which $9 million are included in cost of goods sold and $8 million are in selling and administrative expense. In addition, the Company received $5 million in insurance recoveries, of


                                     -more-                                  3/6
which $1 million are from continuing operations, recorded in selling and administrative expense, and $4 million are from discontinued operations.

      Also included in certain charges is a $20 million reserve to record the Company's estimated share of liability with respect to existing and future respirator product liability claims arising from exposure to asbestos and other materials. As previously disclosed, Cabot and certain third parties and their insurers, have product liability exposure in connection with a safety respirator products business that a subsidiary of Cabot acquired in 1990 and disposed of in 1995. Since December 2002, these parties have been in negotiations to fix the allocation of these liabilities among themselves. However, as no agreement has yet been reached, the Company is utilizing a leading expert, Hamilton, Rabinovitz & Alschuler, Inc, to assist in estimating these liabilities and the Company' share of those liabilities. The current estimate indicates that Cabot's share of these liabilities is approximately $20 million. This estimate is based upon a number of assumptions, including an assessment of Cabot's contractual obligations and the assumption that these other parties meet their obligations. Further refinements to this analysis may be made, and may cause the Company to make adjustments to its estimate. The $20 million charge is included in selling and administrative expense.

      Burnes stated, "Today's operating environment continues to be extremely challenging. Competition in the carbon black market is intense, and we are currently experiencing downward price pressure at the same time as our raw material costs are increasing. While there are signs of improvement in the electronics market, our tantalum business is not yet benefiting from this due to high inventory levels in the supply chain, and we expect that earnings of this business will


                                     -more-                                  4/6
decline significantly beginning in fiscal 2004 as a customer's obligation to purchase intermediate products expires."

      "On the positive side" Burnes concluded, "our developing businesses - inkjet colorants, cesium formate and aerogels - continue to make progress toward their goals. Inkjet volumes continue to grow sequentially at a double-digit rate, with successes in both the printer manufacturer market as well as the cartridge refill market. In cesium formate, we recently announced a significant event in the signing of a letter of intent with a major oil company to supply drilling fluids in both drill-in and completion applications over a several year period. We continue to refine the manufacturing process in our aerogels semi-works plant. We have also added a new platform for growth with the recent acquisition of Superior Micropowders (SMP). I am particularly excited about this acquisition because it may allow Cabot to develop new technology for areas that complement our existing markets, such as capacitor materials. It will also provide possibilities for future new business growth in high value-added areas such as electronic displays and fuel cells. I believe that the combination of our new business efforts and SMP provides a strong foundation for the long-term future of the Company."

      For those interested in more detailed information on Cabot's Third Quarter 2003 results please see the Supplemental Business Information available today on the Company's website in the Investor Relations section:
http://w3.cabot-corp.com/earnings.cfm.

      Cabot Corporation is a global specialty chemicals company headquartered in Boston, MA. Cabot's major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.


                                     -more-                                  5/6

      Forward-Looking Information: Included above are forward-looking statements relating to management's expectations regarding future profits, new business growth, the Company's product development program and the possible achievement of the Company's financial goals. Actual results may differ materially from the results anticipated in the forward-looking statements included in this press release due to a variety of factors, including domestic and global economic conditions, such as market supply and demand, prices and costs and availability of raw materials; fluctuations in currency exchange rates; patent rights of others; stock market conditions; the timely commercialization of products under development by the Company (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); the Company's ability to successfully manage acquisitions; demand for our customers' products; competitors' reactions to market conditions; the accuracy of the assumptions used by the Company in establishing a reserve for its share of liability for respirator claims; and the outcome of pending litigation and governmental investigations. Other factors and risks are discussed in the Company's 2002 Annual Report on Form 10-K.


                                     -more-                                  6/6

THIRD QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30                                                    Three Months                 Nine Months
Dollars in millions, except per share amounts (unaudited)             2003          2002          2003          2002
                                                                     -------       -------       -------       -------
SALES
Chemical Businesses ...........................................      $   366       $   318       $ 1,028       $   895
Supermetals Business ..........................................           92            65           294           195
Specialty Fluids ..............................................            7             5            13            20
                                                                     -------       -------       -------       -------
  Segment sales (A) ...........................................          465           388         1,335         1,110
Unallocated and other (B) .....................................            3             2             9             7
                                                                     -------       -------       -------       -------
  Net sales and other operating revenues ......................      $   468       $   390       $ 1,344       $ 1,117
                                                                     =======       =======       =======       =======
SEGMENT PROFIT (LOSS)
Chemical Businesses ...........................................      $    30       $    27       $    76       $    84
Supermetals Business ..........................................           14            10            83            55
Specialty Fluids ..............................................           (1)           (1)           (3)           (1)
                                                                     -------       -------       -------       -------
  TOTAL SEGMENT PROFIT (C) ....................................           43            36           156           138

Interest expense ..............................................           (7)           (7)          (21)          (21)
General unallocated income (expense) (D) ......................          (48)           (4)          (70)           --
Less: Equity in net income of affiliated companies ............           (2)           (2)           (3)           (4)
                                                                     -------       -------       -------       -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..          (14)           23            62           113
Provision for income taxes ....................................            6            (6)          (11)          (31)
Equity in net income of affiliated companies ..................            2             2             3             4
Minority interest in net income ...............................           (2)           (1)           (5)           (3)
                                                                     -------       -------       -------       -------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ..................           (8)           18            49            83
DISCONTINUED OPERATIONS:
Income from operations of discontinued business, net of tax (E)            3             1             3             1
                                                                     -------       -------       -------       -------
NET INCOME (LOSS) .............................................           (5)           19            52            84
Dividends on preferred stock ..................................           --            --            (2)           (2)
                                                                     -------       -------       -------       -------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES ..................      $    (5)      $    19       $    50       $    82
                                                                     =======       =======       =======       =======

DILUTED EARNINGS PER SHARE OF COMMON STOCK
 Net income (loss) from continuing operations .................      ($ 0.11)      $  0.27       $  0.70       $  1.16
 Income from operations of discontinued business (E) ..........      $  0.04          0.01       $  0.04          0.01
                                                                     -------       -------       -------       -------
   Net income (loss)...........................................      $ (0.07)      $  0.28       $  0.74       $  1.17
                                                                     =======       =======       =======       =======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

 Diluted ......................................................           70            71            70            71

(A) Segment sales for certain operating segments within the Chemical Businesses include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B) Unallocated and other reflects an adjustment for sales of one equity affiliate, interoperating segment revenues, offset by royalties paid by equity affiliates and external shipping and handling costs.

(C) Segment profit is a measure used by Cabot's operating decision-makers to measure consolidated operating results and assess segment performance. It includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and corporate governance costs, and excludes interest expense, foreign currency transaction gains (losses), interest income, dividend income and items not used by Cabot's operating decision-makers in the analysis of segment operating results.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and items not used by Cabot's operating decision-makers in the analysis of segment operating results.

(E) Additional income related to insurance recoveries for discontinued businesses, net of tax.

THIRD QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30                                                       Three Months                 Nine Months
Dollars in millions, except per share amounts (unaudited)                2003          2002          2003          2002
                                                                        -------       -------       -------       -------

Net sales and other operating revenues ...........................      $   468       $   390       $ 1,344       $ 1,117
Cost of sales ....................................................          367           292           998           799
                                                                        -------       -------       -------       -------
  Gross profit ...................................................      $   101       $    98       $   346       $   318
                                                                        =======       =======       =======       =======

Selling and administrative expenses ..............................           82            62           191           163
Research and technical service ...................................           27            12            51            35
                                                                        -------       -------       -------       -------
  INCOME (LOSS) FROM OPERATIONS ..................................      ($    8)      $    24       $   104       $   120

OTHER INCOME AND EXPENSE
  Interest and dividend income ...................................            1             2             3             8
  Interest expense ...............................................           (7)           (7)          (21)          (21)
  Other (charges) income .........................................           --             4           (24)            6
                                                                        -------       -------       -------       -------
    Total other income and expense ...............................           (6)           (1)          (42)           (7)
                                                                        -------       -------       -------       -------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .....          (14)           23            62           113
                                                                        -------       -------       -------       -------

Provision for income taxes .......................................            6            (6)          (11)          (31)
Equity in net income of affiliated companies .....................            2             2             3             4
Minority interest in net income ..................................           (2)           (1)           (5)           (3)
                                                                        -------       -------       -------       -------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS .....................           (8)           18            49            83

DISCONTINUED OPERATIONS:
Income from operations of discontinued business, net of tax ......            3             1             3             1

NET INCOME (LOSS) ................................................           (5)           19            52            84
Dividends on preferred stock .....................................           --            --            (2)           (2)
                                                                        -------       -------       -------       -------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES .....................      $    (5)      $    19       $    50       $    82
                                                                        =======       =======       =======       =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK
  Net income (loss) from continuing operations ...................      $ (0.11)      $  0.27       $  0.70       $  1.16
  Income from operations of discontinued business ................      $  0.04          0.01       $  0.04          0.01
                                                                        -------       -------       -------       -------
    Net income (loss) ............................................      $ (0.07)      $  0.28       $  0.74       $  1.17
                                                                        =======       =======       =======       =======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

  Diluted ........................................................           70            71            70            71

THIRD QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

                                                       JUNE 30,    September 30,
                                                         2003          2002
In millions                                          (unaudited)
                                                     -----------   -------------

Current assets ...................................      $1,089        $  959
Net property, plant and equipment ................         906           885
Other non-current assets .........................         211           223
                                                        ------        ------
    Total assets .................................      $2,206        $2,067
                                                        ======        ======

Current liabilities ..............................      $  289        $  286
Non-current liabilities ..........................         847           804
Stockholders' equity .............................       1,070           977
                                                        ------        ------
    Total liabilities and stockholders' equity ...      $2,206        $2,067
                                                        ======        ======

Working capital ..................................      $  800        $  673
                                                        ======        ======

CABOT CORPORATION

                                                                                            FISCAL 2002
                                                                  ---------------------------------------------------------------
In millions,
except per share amounts (unaudited)                              Dec. Q.       Mar. Q.       June Q.       Sept. Q.         FY
                                                                  -------       -------       -------       -------       -------

SALES
Chemical Businesses                                               $   285       $   292       $   318       $   322       $ 1,217
Supermetals Business                                                   82            48            65           106           301
Specialty Fluids                                                        9             6             5             8            28
                                                                  -------       -------       -------       -------       -------
  Segment Sales (A)                                                   376           346           388           436         1,546
Unallocated and other (B)                                               1             4             2             4            11
                                                                  -------       -------       -------       -------       -------
Net sales and other operating revenues                            $   377       $   350       $   390       $   440       $ 1,557
                                                                  =======       =======       =======       =======       =======

SEGMENT PROFIT (LOSS)
Chemical Businesses                                               $    27       $    30       $    27       $    17       $   101
Supermetals Business                                                   31            14            10            24            79
Specialty Fluids                                                        1            (1)           (1)            3             2
                                                                  -------       -------       -------       -------       -------
  Total segment profit (C)                                             59            43            36            44           182

INCOME (LOSS) AVAILABLE TO COMMON SHARES
Interest expense                                                       (8)           (6)           (7)           (7)          (28)
General unallocated income (expense) (D)                                3            --            (4)          (14)          (15)
Less: Equity in net income of affiliated companies                     (2)           --            (2)           (2)           (5)
                                                                  -------       -------       -------       -------       -------
Income (loss) from Continuing Operations before income taxes           52            37            23            21           134
Provision for income taxes                                            (15)          (10)           (6)            1           (30)
Equity in net income of affiliated companies                            2            --             2             2             5
Minority interest in net income                                        (1)           (1)           (1)           (1)           (4)
                                                                  -------       -------       -------       -------       -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                               38            26            18            23           105
DISCONTINUED OPERATIONS
Income from Operations of Discontinued Business,
  net of income taxes (E)                                              --            --             1            --             1
                                                                  -------       -------       -------       -------       -------
Net Income (loss)                                                      38            26            19            23           106
Dividends on preferred stock                                           (1)           (1)           --            (1)           (3)
                                                                  -------       -------       -------       -------       -------

  Net income (loss) available to common shares                    $    37       $    25       $    19       $    22       $   103
                                                                  =======       =======       =======       =======       =======
INCOME (LOSS) PER COMMON SHARE
Net income (loss) from Continuing Operations                      $  0.53       $  0.36       $  0.27       $  0.32       $  1.48
Income from Operations of Discontinued Business (E)                    --            --          0.01            --          0.02
                                                                  -------       -------       -------       -------       -------
Total                                                             $  0.53       $  0.36       $  0.28       $  0.32       $  1.50
                                                                  -------       -------       -------       -------       -------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Diluted                                                                72            71            71            70            71
                                                                  -------       -------       -------       -------       -------

                                                                                            FISCAL 2003
                                                                  --------------------------------------------------------------
In millions,
except per share amounts (unaudited)                              Dec. Q.       Mar. Q.       June Q.       Sept. Q.        FY
                                                                  -------       -------       -------       -------      -------

SALES
Chemical Businesses                                               $   309       $   352       $   366                    $ 1,028
Supermetals Business                                                   96           107            92                        294
Specialty Fluids                                                        3             4             7                         13
                                                                  -------       -------       -------       -------      -------
  Segment Sales (A)                                                   408           463       $   465                      1,335
Unallocated and other (B)                                               2             3             3                          9
                                                                  -------       -------       -------       -------      -------
Net sales and other operating revenues                            $   410       $   466       $   468                    $ 1,344
                                                                  =======       =======       =======       =======      =======

SEGMENT PROFIT (LOSS)
Chemical Businesses                                               $    24       $    23       $    30                    $    76
Supermetals Business                                                   32            37            14                         83
Specialty Fluids                                                       (1)           (2)           (1)                        (3)
                                                                  -------       -------       -------       -------      -------
  Total segment profit (C)                                             55            58            43                        156

INCOME (LOSS) AVAILABLE TO COMMON SHARES
Interest expense                                                       (7)           (7)           (7)                       (21)
General unallocated income (expense) (D)                               (2)          (20)          (48)                       (70)
Less: Equity in net income of affiliated companies                     (1)           (1)           (2)                        (3)
                                                                  -------       -------       -------       -------      -------
Income (loss) from Continuing Operations before income taxes           45            30           (14)                        62
Provision for income taxes                                            (11)           (6)            6                        (11)
Equity in net income of affiliated companies                            1             1             2                          3
Minority interest in net income                                        (2)           (2)           (2)                        (5)
                                                                  -------       -------       -------       -------      -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                               33            23            (8)                        49
DISCONTINUED OPERATIONS
Income from Operations of Discontinued Business,
  net of income taxes (E)                                              --            --             3                          3
                                                                  -------       -------       -------       -------      -------
Net Income (loss)                                                      33            23            (5)                        52
Dividends on preferred stock                                           (1)           (1)           --                         (2)
                                                                  -------       -------       -------       -------      -------

  Net income (loss) available to common shares                    $    32       $    22       $    (5)                   $    50
                                                                  =======       =======       =======       =======      =======
INCOME PER COMMON SHARE
Net income (loss) from Continuing Operations                      $  0.48       $  0.33       $ (0.11)                   $  0.70
Income from Operations of Discontinued Business (E)                    --            --          0.04                       0.04
                                                                  -------       -------       -------       -------      -------
Total                                                             $  0.48       $  0.33       $ (0.07)                      0.74
                                                                  -------       -------       -------       -------      -------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Diluted                                                                70            70            70                         70
                                                                  -------       -------       -------       -------      -------


(A) Segment sales for certain operating segments within the Chemicals Businesses include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B) Unallocated and other reflects an adjustment for sales for one equity affiliate, interoperating segment revenues, offset by royalties paid by equity affiliates and external shipping and handling costs.

(C) Segment profit is a measure used by Cabot's operating decision-makers to measure consolidated operating results and assess segment performance. It includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and corporate governance costs, and excludes interest expense, foreign currency transaction gains (losses), interest income, dividend income and items not used by Cabot's operating decision-makers in the analysis of segment operating results.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and items not used by Cabot's operating decision-makers in the analysis of segment operating results. In the fourth quarter of fiscal 2002, an $8 million charge was included for employee benefit plans.

(E) Additional income related to insurance recoveries for discontinued businesses, net of tax.